                    SEPARATION AGREEMENT AND GENERAL RELEASE

     This Separation Agreement and General Release (this "Agreement"), by and between Michael Margolies ("Margolies"), an individual residing at 2101 N. 51st Avenue, Hollywood, FL 33201, and Precept Business Services, Inc., a Texas corporation ("Precept") is made and entered into as of the date of Margolies' execution of this Agreement.

                                     RECITAL

     Margolies and Precept have agreed that it is in the best interests of Margolies and Precept to terminate their relationship as provided herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   RESIGNATION.   Simultaneously with the execution of this Agreement,
Margolies has tendered to Precept his resignation, a copy of which is attached as Exhibit A hereto, effective as of the close of business on June 30, 1998, (the "Resignation Date") as an officer, director, employee and agent of Precept and its affiliates, and after the Resignation Date, except as specifically provided in Section 4, neither Margolies nor Precept shall represent or state to any party that Margolies has any authority to act for or on behalf of Precept or its affiliates or has any relationship with Precept or its affiliates other than as a shareholder. The resignation letter reflects that Margolies voluntarily resigned from any and all positions of officer and/or director he held with Precept, its affiliates and subsidiaries.

     2.   SEVERANCE.     For a period commencing as of the Resignation Date
and ending March 31, 2000 (the "Severance Period"), Precept shall (A) pay to Margolies on a monthly basis, net of any applicable withholding for taxes and any other authorized deductions, an amount equal to $21,075 (the "Monthly Payment"), (B) maintain in full force and effect Precept's health, disability and life insurance currently available to Margolies to the same extent and in the same manner as would be available to Margolies if he remained as a full-time Vice Chairman of Precept; including, but not limited to, all deductions required to cover Margolies' contribution to the monthly cost of such insurance and (C) pay the premiums associated with the current personal life insurance policy covering Margolies' life (not to exceed 5 quarterly amounts of $12,500 for an aggregate of $62,500), with gross proceeds payable to the Margolies Family Trust.

     3.   MUTUAL RELEASES.    (a)  Margolies hereby for himself and on behalf
of anyone claiming through him irrevocably and unconditionally releases, acquits and discharges forever Precept, its successors, assigns, divisions, subsidiaries, shareholders, affiliates, predecessors, employees, agents, officers, directors, and attorneys (the "Releasees") from any and all causes of action, claims and demands existing on or before the date of this Agreement, whether known or unknown, including, but not limited to, claims arising in any way from his employment with Precept, its affiliates or predecessors, the separation of his employment with Precept and its affiliates, his service as an officer and director of Precept or its affiliates or predecessors (hereafter in this Section 3(a) collectively referred to as the "Claims" or individually as the "Claim"). Said Claims include, but are not limited to, Claims for: (1) violation of the Age Discrimination in Employment Act of 1967, as amended, (2) employment discrimination (including

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claims of sex discrimination or sexual harassment) or retaliation under Title
VII (42 U.S.C. section 2000 et seq., and under 42 U.S.C. Section 1981 through
Section 1983); (3) disputed wages; (4) wrongful discharge or breach of any alleged employment contract, express or implied; and (5) any tort, including invasion of privacy, defamation, fraud and infliction of emotional distress. The release contained in this Section 3 (a) shall not affect any rights that may be granted to Margolies, or obligations of Precept, under the terms of this Agreement, that certain Registration Rights Agreement, dated March 19, 1998, by and among Precept, Margolies and The Margolies Family Trust; and that certain Agreement and Plan of Reorganization, dated November 16, 1997, by and among U.S. Transportation Systems, Inc., Precept and Precept Transportation Services, L.L.C. Margolies hereby agrees to not bring any legal action, either civil or criminal, against any of the Releasees for any Claim released under this Agreement and represents and warrants that no such Claim has been transferred and that no such legal action has been filed to date. Margolies agrees that he will not accept any award of damages if any Claim is brought on his behalf and further will assign any such award to Precept.

     (b) Precept on behalf of itself and its subsidiaries and other entities under its control, hereby releases and discharges forever Margolies, his family, heirs, successors, assigns, agents, and attorneys from any and all causes of action, claims and demands existing on or before the date of this Agreement, whether known or unknown, including, but not limited to, claims arising in any way from Margolies' employment by Precept or its affiliates or predecessors, his service as an officer, employee, or director of Precept or its affiliates or predecessors, and his status as a shareholder of Precept or its affiliates or predecessors; provided, however, that the release contained in this Section 3 (b) shall not affect any rights that may be granted to Precept, or obligations of Margolies, under the terms of this Agreement, that certain Registration Rights Agreement, dated March 19, 1998, by and among Precept, Margolies and The Margolies Family Trust; and any executory obligations of Margolies, individually, as an officer and/or director of Transportation Equities, Inc. ("TEI"), and as trustee of the Liquidating Trust all as contemplated by and pursuant to that certain Agreement and Plan of Reorganization, dated November 16, 1997, by and among U.S. Transportation Systems, Inc., Precept and Precept Transportation Services, L.L.C. Precept hereby agrees to not bring any legal action, either civil or criminal, against Margolies for any claim released under this Agreement and represents and warrants that no such claim has been filed to date.

     (c) Margolies and Precept agree that Margolies will not, directly or indirectly, disclose the fact of and terms of this Agreement, including the severance benefits, to anyone, except legal and tax advisors (each of which must be informed of, and must agree to comply with, this confidentiality provision) or as otherwise required by law.

     4. FINDER. (a) During the Severance Period Margolies agrees to assist Precept exclusively in acquiring through merger, stock or asset purchase, the entities listed on Exhibit B (collectively the "Companies" and individually the "Company") or otherwise entering into a transaction with substantially such effect (a "Transaction"). Margolies may submit additional names of prospects for consideration to Douglas R. Deason ("Deason"), the President and Chief Operating Officer of Precept. A prospect will not be added and included if the prospect has been previously introduced to Precept by a person other than Margolies. Margolies shall use his best efforts to assist Precept in consummating the Transaction, including introducing the parties, providing information to Precept which would be helpful in analyzing the transaction subject to any applicable

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legal restrictions; and otherwise assisting Precept as reasonably requested until the closing of the Transaction. Although Margolies shall at all times act as an independent contractor and not as an agent or partner of Precept, Margolies shall cooperate with Precept as reasonably required by Precept in order to ensure an appropriate and satisfactory introduction and continuing relationship between Precept and the Company.

           (b) Margolies shall be paid a fee in cash (the "Fee") on the basis set forth on Exhibit B at the final legal closing of the Transaction ("Closing"). In the event a definitive agreement, with respect to a prospect listed on Exhibit B, is fully executed within 6 months of when the "Finder" relationship between Margolies and Precept expires, then Margolies shall be paid upon the Closing of the Transaction contemplated in such definitive agreement.

          (c) In the event 75% of the aggregate of all Fees paid to Margolies shall exceed $63,225 (the "Fee Threshold") then the Monthly Payment for each of January, February and March 2000 shall be reduced, dollar for dollar, by the amount by which such 75% exceeds the Fee Threshold. Such reduction can in no event exceed $63,225. For example, if 75% of all Fees, at any time, totaled $83,225, than the March, 2000 Monthly Payment would be reduced by $20,000.

     5. COOPERATION. During the Severance Period Margolies shall provide the following as reasonably requested by Precept:

          (a) information relating to Margolies and his ownership of Precept Class A common stock that is required for filings under the Securities Act of 1933 and reports filed by Precept under the Securities Exchange Act of 1934 ("Exchange Act");

          (b) assistance in any litigation in which Precept is involved that relates to matters in which Margolies participated or about which Margolies may have knowledge; and

          (c)  technical advice relating to transportation services matters.

          Precept shall cause Ron Sorci to be reasonably available to Margolies with respect to matters involving TEI and The Liquidating Trust and shall cooperate with Margolies, TEI and The Liquidating Trust with respect to making available documents, information and the like for purposes of the winding up and liquidation of TEI and The Liquidating Trust.

     6. CONFIDENTIALITY AND NON-COMPETITION. In his various positions with Precept and its affiliates, and their predecessors, Margolies has had access to and has become acquainted with various confidential information.
Margolies agrees to treat such information as confidential and not to disclose any such information to anybody. Until the end of the Severance Period, Margolies shall not, without the prior written consent of Precept, directly or indirectly, engage in any non transportation business similar to what Precept or any of its affiliates is currently involved, or transportation service businesses of the type currently conducted by Precept or its affiliates in the geographical locations such business are conducted or any business which Margolies is paid a Fee pursuant to Section 4 of this Agreement.

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     7.   OTHER AGREEMENTS.  (a) Simultaneously with the execution of this
Agreement, that certain Executive Employment Agreement by and between Margolies and Precept, dated March 19, 1998, shall terminate.

          (b) Any other written agreements or instruments that may exist on the date of this Agreement shall remain in place and shall not be affected by the terms and provisions of this Agreement.

     8.   GENERAL.

          (a)  AMENDMENT AND WAIVER.   This Agreement may not be amended or
modified or any provision hereof waived except by an instrument in writing
signed by or on behalf of each of the parties hereto.   Notwithstanding
anything to the contrary contained herein, a wavier that does not adversely affect all of the parties hereto may be executed only by the adversely affected party.

          (b) HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning on interpretation of this Agreement.

          (c)  ASSIGNMENT.   Neither party may assign its rights or delegate
its obligations hereunder without the prior written consent of the other party.

          (d)  NOTICES.   All notices required or permitted to be given
hereunder shall be in writing and shall be given or made by delivery in person, by courier services, telecopy, telegram, telex or registered or certified mail (postage prepaid, return receipt required) to the respective parties at the following addresses:

          If to Precept:      Precept Business Services
                              1909 Woodall Rodgers Freeway
                              Suite 500
                              Dallas, Texas 75201
                              Attention:     General Counsel


          If to Margolies:    Michael Margolies
                              2101 N. 51st Avenue
                              Hollywood, FL 33201

          With a copy to:     Robert Brantl, Esq.
                              Bressler, Amery & Ross
                              17 State Street
                              New York, NY 10004


          (e)  ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter.

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          (f)  GOVERNING LAW.  This Agreement will be governed by, and constructed in accordance with, the laws of the State of Texas.

          (g) SEVERABILITY. If any term or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner. Specifically excepted from this requirement to negotiate are any questions concerning the reasonableness of the limitations upon competition.

          (h) SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that neither party will have an adequate remedy at law in such case. Accordingly, the parties hereto agree and consent that the other will be entitled to a decree of specific performance, injunctive relief mandamus or other appropriate remedy to enforce performance of this Agreement, in addition to any other remedy at law or equity.

          (i)  FEDERAL OLDER WORKS BENEFIT PROTECTION ACT.   Margolies
acknowledges that he has been informed of his rights under the Federal Older Workers Benefit Protection Act that:

               (A) He has the right to consult with an attorney before signing this Agreement;
               (B) He does not release rights or claims under the Age Discrimination in Employment Act of 1967, as amended, that may arise after the date this Agreement is executed by Margolies;
               (C) He has twenty-one (21) days from the date above to consider this Agreement; and
               (D) He has seven (7) days after signing this Agreement to revoke this Agreement, but only to the extent it releases a claim for age discrimination under the Age Discrimination in Employment Act of 1967, as amended. This revocation can be made by delivering a written notice of revocation to Precept's General Counsel, at the following address: 1909 Woodall Rodgers Fwy, Dallas, Texas 75201. For this revocation to be effective, written notice must be received by Precept no later than 5:00 p.m. on the seventh day after Margolies signs this Agreement. Margolies understands that the severance allowance will not be paid until after the seven-day revocation period has passed without Margolies having given notice of revocation.


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          (j)  NO DISPARAGING REMARKS.  Margolies agrees to refrain from making disparaging, negative or other similar remarks concerning Precept or any of its subsidiary or affiliated corporations or entities, or their past and present respective officers, directors, shareholders, clients or employees.

          (k)  TAXABILITY.    Margolies agrees and acknowledges that no
representations have been made to him or to his representatives concerning the taxable nature of any consideration provided to him pursuant to this Agreement.

          (l)  ARBITRATION.   Any controversy or claim arising out of, or
relating to, this Agreement, or its breach, shall be settled by arbitration in the City of Chicago in accordance with the then governing rules of the American Arbitration Association. Judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction.


          IN WITNESS WHEREOF, the parties have executed this Agreement.

                                       PRECEPT BUSINESS SERVICES, INC.


                                       By:
                                          ------------------------------------
                                          Name:   David L. Neely
                                          Title:  Chairman of the Board
                                                   and Chief Executive Officer

                                       ------------------------------
                                       Date




                                       ---------------------------------------
                                       Michael Margolies


                                       ------------------------------
                                       Date





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                                                                       EXHIBIT A
                                                                       ---------

                               July 1, 1998


Mr. David L. Neely
Chairman of the Board
and Chief Executive Officer
Precept Business Services, Inc.
1909 Woodall Rodgers Fwy. Suite 500
Dallas, Texas 750201


Dear David:

     As we discussed and agreed, I hereby voluntarily tender my resignation effective as of the close of business on July 1, 1998, on the terms and conditions set forth in the Severance Agreement between Precept Business Services, Inc. ("Precept") and me dated as of July 1, 1998, as Vice Chairman of the Board of Directors of Precept, and, as appropriate, as an officer, director, employee and agent of any and all Precept affiliates. My resignation is not conditioned upon acceptance by the Precept Board of Directors or the Board of Directors of any of its affiliates.

     Best wishes for your continued success.


                                       Sincerely yours,



                                       Michael Margolies





cc: Precept Board of Directors














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                                  EXHIBIT "B"
                                  -----------







IDENTIFICATION OF THE COMPANY:
------------------------------








EXPENSES:  Expenses will be reimbursed only in the event they have been approved
--------   by David L. Neely.








FINDER'S FEE:
-------------

     1% of the last twelve months revenue of the Company as reflected in the most recent, available financial statements of the Company used in determining the purchase price in the Transaction.









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